UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 14, 2020, PennyMac Financial Services, Inc. (the “Company”) issued a press release announcing its intention to offer an additional amount of its 5.375% senior notes due 2025 (such additional amount, the “New Notes”), in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On October 14, 2020, the Company issued a press release announcing that it had priced an offering of $150 million aggregate principal amount of New Notes. The New Notes will be issued under the indenture governing the Company’s $500 million aggregate principal amount of 5.375% senior notes due 2025 issued on September 29, 2020 (the “Existing Notes”). The New Notes, if issued, will be treated as a single series with the Existing Notes and will have the same terms as the Existing Notes, other than with respect to the date of issuance and the issue price. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 14, 2020
99.2	Press Release, dated October 14, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Date: October 15, 2020	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer